Exhibit 99.2

     PRESS RELEASE

For Release:           Immediate

Contacts:                 Matt Pudlowski (314/877-7091) or Scott Monette (314/877-7113)

Ralcorp Holdings, Inc. Prices Notes Offering

                St. Louis, MO, July 22, 2010 … Ralcorp Holdings, Inc. (NYSE:RAH) (“Ralcorp”) announced today that it has successfully priced a $450 million public offering of notes, consisting of $300 million aggregate principal amount of 4.950% notes due 2020 at an issue price of 99.840% of the principal amount of such notes, and $150 million aggregate principal amount of 6.625% notes due 2039 at an issue price of 102.439% of the principal amount of such notes plus accrued interest from February 15, 2010.  Ralcorp will pay interest on the notes semi-annually on February 15 and August 15 of each year, beginning on February 15, 2011 for the 2020 notes and August 15, 2010 for the 2039 notes.  The notes will be guaranteed by certain of Ralcorp’s subsidiaries.

Ralcorp intends to use the net proceeds from the sale of the notes to fund, in part, the previously announced and pending acquisition of American Italian Pasta Company.  Ralcorp intends to finance the remaining portion of the acquisition of American Italian Pasta Company with cash on hand and borrowings under its existing credit facility, a new credit facility or its existing accounts receivable securitization program.  The offering is expected to close on July 26, 2010, subject to customary conditions.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

The offering is being made pursuant to a registration statement filed with the Securities and Exchange Commission on July 21, 2010, which has become effective.  A copy of the prospectus relating to the offering may be obtained from Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, New York 10010, Attn:  Prospectus Department (or by telephone at 1-800-221-1037), J.P. Morgan Securities Inc., 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attn:  Syndicate Desk (or call collect at 1-212-834-4533) or Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attn:  Syndicate Operations (or by telephone at 1-800-326-5897).

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes or any other security.  Any such offers, or solicitations to buy, will be made solely by means of a prospectus filed with the Securities and Exchange Commission.

About Ralcorp Holdings

Ralcorp produces Post-branded cereals, a variety of value brand and store brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers.  Ralcorp’s diversified product mix includes:  ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; and frozen dough for cookies, Danishes, bagels and doughnuts.  For more information about Ralcorp, visit the company’s website at www.Ralcorp.com.

Forward-Looking Statements

            Information in this press release that includes information other than historical data contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are sometimes identified by their use of terms and phrases such as “will,” “believes,” “intends,” “anticipates,” “plans,” “expects,” or similar expressions.  All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.  These factors and risks include, but are not limited to, general economic conditions, competitive pressures, changes in actual or forecasted sales volume or cash flows, the impact of costs or lower consumer demand, increases in the costs of certain commodities or transportation, timely implementation of price increases, integration risks associated with the acquisition, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission.  The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.